Final Form RENT THE RUNWAY, INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN NOTICE OF RESTRICTED STOCK UNIT AWARD You have been granted restricted stock units representing shares of common stock of Rent the Runway, Inc. (the “Company”) on the following terms: Name of Participant: Jennifer Hyman Total Number of Restricted Stock Units Granted: 1,002,993 Date of Grant: December 16, 2025 Vesting Schedule: 25% of the Total Number of Restricted Stock Units Granted will vest on the first anniversary of the Date of Grant, with the remaining 75% of the Total Number of Restricted Stock Units Granted vesting in equal installments on a quarterly basis following the first anniversary of the Date of Grant through the fourth anniversary of the Date of Grant, in each case, subject to your continued employment through each applicable vesting date (except as otherwise set forth in the Restricted Stock Unit Agreement) These restricted stock units are granted under and governed by the terms and conditions of the Company’s Second Amended and Restated 2021 Incentive Award Plan (the “Plan”) and the Restricted Stock Unit Agreement, both of which are incorporated into this document. You agree that you have reviewed the Plan, this Notice of Restricted Stock Unit Award and the Restricted Stock Unit Agreement, you have had an opportunity to obtain the advice of counsel prior to executing this Notice of Restricted Stock Unit Grant, and that you understand the terms of the Plan, this Notice of Restricted Stock Unit Grant, and the Restricted Stock Unit Agreement. You agree to accept electronically all documents relating to the Plan or this restricted stock unit award. You further agree to comply with the Company’s insider trading policy in effect from time to time when selling shares of the Company’s common stock. BY ACKNOWLEDGING AND ACCEPTING THIS NOTICE, THE RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, YOU AGREE TO THE TERMS AND CONDITIONS DESCRIBED IN THESE DOCUMENTS

RENT THE RUNWAY, INC. SECOND AMENDED AND RESTATED 2021 INCENTIVE AWARD PLAN RESTRICTED STOCK UNIT AGREEMENT Grant of Units Subject to all of the terms and conditions set forth in the Notice of Restricted Stock Unit Award, this Restricted Stock Unit Agreement (this “Agreement”) and the Plan, the Company has granted to you the number of restricted stock units set forth in the Notice of Restricted Stock Unit Award. All capitalized terms used in this Agreement shall have the meanings assigned to them in this Agreement, the Notice of Restricted Stock Unit Award or the Plan. Payment for Units No payment is required for the restricted stock units that you are receiving. Forfeiture of Prior Plan Awards and 2021 Plan Awards You hereby acknowledge and agree that (i) any Award granted to you under a Prior Plan prior to the Closing Date which had not vested or, if vested, had not been exercised or settled as of immediately prior to the Closing and (ii) any Award granted to you under the 2021 Plan prior to the Closing Date which had not vested or, if vested, had not been exercised or settled as of immediately prior to the Closing, shall be forfeited in their entirety, effective as of immediately following the Closing (the “Forfeited Awards”), and you shall cease to have any further rights with respect to the Forfeited Awards effective as of immediately following the Closing. Vesting The restricted stock units will vest in accordance with the vesting schedule set forth in the Notice of Restricted Stock Unit Award. Except as set forth in the following paragraph, the restricted stock units granted pursuant to this Agreement will cease to vest upon your Termination of Service for any reason (unless the Administrator determines otherwise). Notwithstanding anything to the contrary set forth in the immediately preceding paragraph, in the event of your Termination of Service as a result of a termination of employment by the Company without Cause or due to your resignation for Good Reason, in either case, during the 18-month period commencing on either the Closing Date or the date of a Change in Control that occurs after the Closing Date, then the number of restricted stock units that would have otherwise vested on the first vesting date that follows the date of your Termination of Service had you remained 2 employed by the Company shall vest on the date of your Termination of Service. For purposes of this Agreement, “Cause” and “Good Reason” shall have the meanings set forth in your amended and restated employment agreement with the Company, as most recently amended on August 20, 2025. Forfeiture Subject to the second paragraph of the section of this Agreement entitled “Vesting,” (i) in the event of your Termination of Service for any reason, your restricted stock units granted hereunder will be forfeited to the extent that they have not vested before the date of your Termination of Service (meaning that any restricted stock units that have not vested as of the date of your Termination of Service under this Agreement will be cancelled immediately) and (ii) you will receive no payment for any restricted stock units that are forfeited in accordance with this Agreement. The Company determines when your Termination of Service occurs for all purposes of your restricted stock units. Settlement of Units Each restricted stock unit will be settled in Shares as soon as administratively practicable after the vesting of the applicable restricted stock unit, but no later than more than 60 days after the restricted stock unit’s vesting date. However, the Company may delay any payment if such payment would violate applicable laws and, in such case, payment will be delayed until the earliest date on which the payment would not cause a violation of laws, provided that the delay will not result in an imposition of taxes under Section 409A of the Internal Revenue Code (“Section 409A”). At the time of settlement, you will receive one Share for each vested restricted stock unit. No fractional Shares will be issued upon settlement. Section 409A The restricted stock units are not intended to constitute “nonqualified deferred compensation” within the meaning of Section 409A. Further, if the Company determines that you are a “specified employee,” as defined in the regulations under Section 409A at the time of your “separation from service,” as defined in Treasury Regulation Section 1.409A-1(h) and it is determined that settlement of these restricted stock units is not exempt from Section 409A, then any restricted stock units that 3 otherwise would have been settled during the first six months following your “separation from service” will instead be settled on the first business day following the earlier of (i) the six-month anniversary of your separation from service or (ii) your death. Each installment of restricted stock units is hereby designated as a separate payment for purposes of Section 409A. Nature of Units / Limitation on Your Rights Your restricted stock units are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares with respect to your restricted stock units on a future date, and this Agreement may not be construed as creating a trust. As a holder of restricted stock units, you have no rights other than the rights of a general unsecured creditor of the Company. Neither the Plan nor any underlying program, in and of itself, has any assets. Stockholder Rights You, or your estate heirs, have no rights as a stockholder of the Company unless and until your restricted stock units are settled in accordance with the terms of this Agreement by issuing you Shares. Transfer of Restricted Stock Units You cannot transfer or assign the restricted stock units. For instance, you may not sell the restricted stock units or use it as security for a loan. If you attempt to do any of these things, the restricted stock units will immediately become invalid. You may, however, dispose of the restricted stock units in your will or by means of a written beneficiary designation; provided, however, that your beneficiary or a representative of your estate acknowledges and agrees in writing in a form reasonably acceptable to the Company, to be bound by the provisions of this Agreement and the Plan as if the beneficiary of the estate were you. Withholding Taxes No stock certificates (or their electronic equivalent) will be distributed to you unless you have paid any withholding taxes that are due as a result of the vesting or settlement of the restricted stock units. These arrangements include payment in cash, your personal check or arranging for a wire transfer. With the Administrator’s consent, these arrangements may also include (a) payment from the proceeds of the sale of Shares through a Company-approved broker, (b) withholding Shares that otherwise would be issued to you when the restricted stock units are settled with a Fair Market Value no greater than the maximum amount required to be withheld by 4 law, (c) surrendering Shares that you previously acquired with a Fair Market Value no greater than the maximum amount required to be withheld by law, or (d) any combination of the foregoing. The Fair Market Value of withheld or surrendered Shares, determined as of the date when taxes otherwise would have been withheld in cash, will be applied to the withholding taxes. If you fail to make timely payment of withholding taxes in connection with the settlement of the restricted stock units, the Company has the right to satisfy all or any portion of the withholding taxes by withholding Shares otherwise issuable upon settlement of the restricted stock units. Restrictions on Resale You agree not to sell any Shares issued upon settlement of the restricted stock units at any time when such sale is prohibited by applicable law, any Company policy applicable to the Company’s directors or executive officers generally, or any agreement between the Company and its underwriters. This restriction will apply as long as your service with the Company or a Subsidiary continues and for a period of time (not to exceed 90 days or, if longer, such other period as required by applicable law) after your Termination of Service as may be specified by the Company. Retention Rights Your award of restricted stock units or this Agreement does not give you the right to be retained by the Company, or any parent or Subsidiary of the Company, in any capacity. The Company and its parents and Subsidiaries reserve the right to terminate your service at any time, with or without cause. Adjustments Upon the occurrence of certain events as provided in Article VIII of the Plan, the number of restricted stock units covered by this award will be adjusted, modified or terminated pursuant to the Plan. Effect of Significant Corporate Transactions If the Company is a party to a merger, consolidation, or certain change in control transactions, then your restricted stock units will be subject to the applicable provisions of Article VIII of the Plan; provided that Section 8.2(f) of the Plan (or any similar provision) will not be applied to the restricted stock units. Recoupment Policy This award, and the Shares acquired upon settlement of this award, shall be subject to any Company recoupment or clawback policy in effect on the date hereof or that is required 5 by law to be adopted after the date hereof, including the Company’s Policy Relating to Recovery of Erroneously Awarded Compensation. Applicable Law This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to its choice-of-law provisions). The Plan and Other Agreements The text of the Plan is incorporated in this Agreement by reference. In the event the terms of this Agreement limit, modify or address an area of discretion or otherwise conflict with the Plan, the terms of this Agreement will control. This Plan, this Agreement and the Notice of Restricted Stock Unit Award constitute the entire understanding between you and the Company regarding these restricted stock units. Any prior agreements, commitments or negotiations concerning these restricted stock units are superseded. To the extent permitted by the Plan, this Agreement may be amended or otherwise suspended or terminated at any time by the Administrator or the Board; provided, that no amendment, suspension or modification may adversely affect the restricted stock units in any material respect without the prior written consent of the Participant. In the event that any provision of the Notice of Restricted Stock Unit Award or this Agreement is held invalid or unenforceable, then the applicable provision will be severable from, and any invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of the Notice of Restricted Stock Unit Award or this Agreement. By Acknowledging and Accepting this Agreement, you agree to all of the  terms and conditions described above and in the Plan. By: /s/ Jennifer Hyman  Jennifer Hyman        Date: December 16, 2025  6